SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

                     THE SECURITIES AND EXCHANGE ACT OF 1934

               Date of report (date of earliest event reported):
                                 DECEMBER 19, 1997


                           EARTH SEARCH SCIENCES, INC.
             (Exact name of registrant as specified in its charter)


      State of Utah                   0-19566                   87-0437723
(State of Incorporation)            (Commission              (I.R.S. Employer
                                       File No.)             Identification No.)



502 North 3rd Street, Suite #8, McCall, Idaho                     83638
  (Address of principal executive offices)                     (Zip code)


               Registrant's telephone number, including area code:
                                 (208) 634-7080


                                    No Change
          (Former Name or Former Address, if changed since last report)

Item 5.  OTHER EVENTS.

                    EARTH SEARCH RESOLVES PENDING LITIGATION

     Earth Search Sciences, Inc. (OTC:EDIS) today announced that it has entered into an agreement with the State of Idaho, Department of Finance, stipulating to a final resolution of the lawsuit filed by the State on January 10, 1997

     The agreement with the State will result in a final resolution of all of the claims brought by the State. Under the terms of the agreement, the Company and its Chairman, Larry Vance, were not required to pay any fines, penalties or costs to the State.

     Further, because the Company and Mr. Vance may have violated certain registration requirements under the Idaho Securities Act, the Company agreed to proceed with a formal offer of rescission to persons who purchased stock directly from the Company between the dates of November 1, 1992, to December 15, 1997, and who were Idaho residents, according to the records of the Company, at the time of purchase. The Company and Mr. Vance have also agreed that they will not rely on any exemption from registration under the Act for a period of five years without first obtaining the written consent of the Director of the Department of Finance.

     "We are glad to have resolved this matter," Vance said. "We look forward to focusing all of our intentions on moving the Company forward and completing its growth from a development company to an operating company."


                                    SIGNATURE

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

                                        EARTH SEARCH SCIENCES, INC.

                                        /s/ Larry F. Vance
                                        Chairman and Director
December 19, 1997